Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Yadkin Valley Financial Corporation
Elkin, North Carolina

We consent to the incorporation by reference in Registration Statement No. 333-167861 on Form S-8 of our report dated June 28, 2012, with respect to the financial statements and supplemental schedule of the Yadkin Valley Bank & Trust Company 401(k) Profit Sharing Plan included in this Annual Report on Form 11-K for the year ended December 31, 2011.

/s/ Dixon Hughes Goodman LLP

Charlotte, North Carolina
June 28, 2012